AGREEMENT AND PLAN OF MERGER

                           dated as of August 22, 2003

                                      among

                               GW MERGERCO, INC.,

                          GLACIER WATER SERVICES, INC.,

                                       and

                               WATER ISLAND, INC.

     AGREEMENT AND PLAN OF MERGER (together with the Schedules and Exhibits hereto, the "Agreement"), dated as of August 22, 2003, among GW Mergerco, Inc., an Indiana corporation ("GW"), Glacier Water Services, Inc., a Delaware corporation ("Parent"), and Water Island, Inc., an Indiana corporation (the "Company").

     The Board of Directors of each of the Company and GW believes that it is in the best interests of each company and their respective shareholders that the Company and GW combine into a single company through the statutory merger of GW with and into the Company (the "Merger") and, in furtherance thereof, along with the sole shareholder of GW, have approved the Merger.

     Pursuant to the Merger, among other things, the outstanding shares of Company Common Stock shall be converted into the right to receive cash as determined herein.

     The Company, Parent and GW desire to make certain representations and warranties and other agreements in connection with the Merger.

     Certain capitalized terms used herein are defined in Exhibit A. Additionally, Exhibit A references the sections in which other capitalized terms are defined throughout this Agreement.

     In consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I
                                   THE MERGER

     Section 1.1. The Merger. At the Effective Time (as defined in Section 1.2) and on the terms and subject to conditions of this Agreement, GW shall be merged with and into the Company, the separate corporate existence of GW shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     Section 1.2. Effective Time. On October 6, 2003, or such later date mutually satisfactory to the Company and GW which is no later than the fifth Business Day after the satisfaction or waiver of the conditions set forth in
Article V, the parties hereto shall cause the Merger to be consummated by executing the Plan of Merger attached hereto as Exhibit D and by filing Articles of Merger, with such Plan of Merger attached thereto, with the Secretary of State of the State of Indiana, in such form as required by, and executed in accordance with the relevant provisions of, Indiana Law (the time of such filing with the Secretary of the State of Indiana being the "Effective Time"). The closing of the transactions contemplated hereby (the "Closing") shall take place at 10:00 a.m. at the offices of Kayne Anderson Investment Management, Inc., 1800 Avenue of the Stars, Suite 200, Los Angeles, California 90067 on the date of the Effective Time (the "Closing Date").

     Section 1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided under Indiana Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and GW shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and GW shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 1.4. Articles of Incorporation; By-laws.
                  -----------------------------------

               (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Articles of Incorporation of GW as in effect, immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by Law and such Articles of Incorporation.

               (b) The by-laws of GW, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended.

     Section 1.5. Directors and Officers.
                  ----------------------

               The directors of GW immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and by-laws of the Surviving Corporation, and the officers of GW immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     Section 1.6. Effect of the Merger on the Capital Stock of the Company.
                  ---------------------------------------------------------

               At the Effective Time, (a) each share of Company Common Stock other than Dissenting Shares will be converted into the right to receive, upon surrender of the certificates representing shares of Company Common Stock by the holders thereof in the manner provided in
          Section 1.11, cash payable by Parent and/or the Surviving Corporation to the holders thereof at the times and in the amounts determined pursuant to Sections 1.8, 1.9 and 1.10 hereof, and (b) each Dissenting Share shall be converted into the right to receive the "fair value" thereof as determined under the applicable provisions of the Indiana Business Corporation Law, I.C. 23-1-44.

     Section 1.7. Effect of the Merger on the Capital Stock of GW.
                  ------------------------------------------------

               Each share of common stock of GW issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation. Each stock certificate of GW evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     Section 1.8. Merger Consideration.
                  ---------------------

               (a) Prior to any adjustments thereto in accordance with the remainder of this Section 1.8, the amount of cash to be paid by Parent and/or the Surviving Corporation to the record holders of issued and outstanding shares of Company Common Stock for each of their shares held as of the Closing, excluding Dissenting Shares, upon surrender of the certificates for such shares, is the per-share amount determined by dividing $5,284,861 by the number of issued and outstanding shares of Company Common Stock as of the Closing (the "Preliminary Closing Merger Consideration"). The Preliminary Closing Merger Consideration shall be adjusted upward or downward as provided in the remainder of this Section 1.8, and the resulting amount after such adjustments is the amount that Parent and/or the Surviving Corporation will pay to such holders of shares of Company Common Stock (excluding Dissenting Shares) upon surrender of their certificates for such shares at or after the Closing (the "Final Closing Merger Consideration").

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               (b) At least five Business Days prior to the Closing Date, the
          Company shall deliver to Parent its good faith written estimate of the Closing Working Capital, which Parent shall have the right to approve in the good faith exercise of its judgment (the "Estimated Closing Working Capital"). The Company shall make available to Parent all work papers and other books and records utilized in preparing the Estimated Closing Working Capital and shall make available to Parent the appropriate personnel involved in the preparation of such estimate. The Preliminary Closing Merger Consideration (i) shall be decreased by the amount, if any, by which the Estimated Closing Working Capital is less than $500,000 (the "Estimated Deficiency"), or (ii) shall be increased by the amount, if any, by which the Estimated Closing Working Capital is greater than $500,000 (the "Estimated Excess"),
          (iii) in either case (an Estimated Deficiency or an Estimated Excess) divided by the number of issued and outstanding shares of Company Common Stock as of the Closing in order to arrive at the per-share adjustment amount to the Preliminary Closing Merger Consideration.

               (c) If as of the Closing the sum of (i) the Company's bank indebtedness plus (ii) the Company's remaining principal obligations to D.J. Leasing, Inc. to acquire ownership of the vending machines leased under its equipment lease with such corporation (including in such principal obligations the $400,000 option purchase price and the "principal" portion of the remaining monthly lease payments, but excluding an assumed interest component included in said monthly payments at an interest rate of seven percent (7%) per annum) (together, the "Company Debt") exceeds Four Million Four Hundred Thousand Dollars ($4,400,000) (the excess, if any, of the Company Debt over $4,400,000 is the "Excess Company Debt"), then the Preliminary Closing Merger Consideration shall be reduced by an amount calculated by dividing the Excess Company Debt by the number of issued and outstanding shares of Company Common Stock as of the Closing to arrive at the per-share adjustment to be made.

     Section 1.9. Final Working Capital Adjustment.
                  ---------------------------------

               (a) As promptly as practicable, but in no event later than 15 days, after the Closing Date, the Shareholder Committee shall notify Parent in writing of its determination of Closing Working Capital (the "Company's Closing Schedule"), which determination shall set forth in reasonable detail the Shareholder Committee's calculation of Closing Working Capital. The Company's Closing Schedule shall also set forth, and explain in reasonable detail any differences between the Company's calculation of Closing Working Capital and the Estimated Closing Working Capital. A copy of all work papers and other books and records utilized in the preparation of the Company's Closing Schedule shall be made available to Parent at such time. Parent will notify the Shareholder Committee in writing (the "Working Capital Dispute Notice") within 45 days after receiving the Company's Closing Schedule if Parent disagrees with the Shareholder Committee's calculation of the Closing Working Capital as set forth in the Company's Closing Schedule, which notice shall set forth in reasonable detail the basis for such disagreement, the amounts involved and Parent's calculation of the Closing Working Capital. If no Working Capital Dispute Notice is received by the Shareholder Committee within such 45-day period, the Shareholder Committee's calculation of Closing Working Capital as set forth in the Company's Closing Schedule shall be final and binding upon the parties hereto. The Shareholder Committee and Parent will give each other and their representatives reasonable access during normal business hours to the personnel, books and records of the Surviving Corporation to assist the Shareholder Committee in the preparation of the Company's Closing Schedule and to assist Parent in the preparation of the Working Capital Dispute Notice.

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               (b) Upon receipt by the Shareholder Committee of the Working
          Capital Dispute Notice, the Shareholder Committee and Parent shall negotiate in good faith to resolve any disagreement with respect to Closing Working Capital set forth in the Working Capital Dispute Notice. To the extent Parent and the Shareholder Committee are unable to agree with respect to Closing Working Capital within 10 days after receipt by the Shareholder Committee of the Working Capital Dispute Notice, Parent and the Shareholder Committee shall promptly select a mutually acceptable nationally recognized accounting firm with no material relationship to any of the parties hereto and submit their dispute to such accounting firm for a binding resolution. Closing Working Capital as agreed upon by the Shareholder Committee and Parent, as deemed agreed upon pursuant to the next-to-last sentence of
          Section 1.9(a) or as determined by such accounting firm, in accordance herewith, shall be termed the "Final Closing Working Capital". The fees and expenses of such accounting firm shall be paid by the party hereto whose determination of Closing Working Capital as initially submitted to such accounting firm is further away from the Final Closing Working Capital. If the responsible party in accordance with the foregoing sentence is the Shareholder Committee, such fees and expenses shall be deducted from the First Deferred Consideration or the Second Deferred Consideration, depending on the date of determination of such fees and expenses.

               (c) If the Final Closing Working Capital is greater than the Estimated Closing Working Capital, the First Deferred Payment to be paid pursuant to Section 1.10(a) hereof shall be increased by an amount equal to such difference (the "Working Capital Excess"). If the Final Closing Working Capital is less than the Estimated Closing Working Capital, the First Deferred Payment to be paid pursuant to
          Section 1.10(a) hereof shall be reduced by an amount equal to such difference (the "Working Capital Deficiency").

     Section 1.10. Deferred Payments.
                   ------------------

               (a) On the first anniversary of the Closing Date, Parent and/or the Surviving Corporation shall pay to the holders of record as of the Closing Date of issued and outstanding shares of Company Common Stock (excluding Dissenting Shares), but only so long as any holder shall have surrendered such holder's stock certificate thereof, and any amounts unpaid because any such certificates shall have not been so surrendered shall be paid subsequently upon surrender of such certificates, for each share of Company Common Stock then held by such holders (excluding Dissenting Shares), an amount equal to the First Deferred Payment (hereinafter defined) divided by the number of shares of Company Common Stock issued and outstanding as of the Closing. The "First Deferred Payment" will be the amount, if any, by which the sum of (i) $300,000 plus (ii) the Working Capital Excess (if any) determined pursuant to Section 1.9, plus (iii) the excess accrual for Taxes to be added pursuant to Section 4.14 (if any), exceeds the sum of (x) the Working Capital Deficiency (if any) determined pursuant to
          Section 1.9, plus (y) any amounts required to be deducted in accordance with Sections 1.9(b), 4.13 and 4.14 hereof, plus (z) any Losses (as defined in Section 6.2(a) hereof) for which the Shareholders are obligated to indemnify the Surviving Corporation or Parent in accordance with Section 6.2(a) hereof.

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               (b) On the second anniversary of the Closing Date, Parent and/or the Surviving Corporation shall pay to the holders of record as of the Closing Date of issued and outstanding shares of Company Common Stock (excluding Dissenting Shares), but only so long as any holder shall have surrendered such holder's stock certificate thereof, and any amounts unpaid because any such certificates shall have not been so surrendered shall be paid subsequently upon surrender of such certificates, for each share of Company Common Stock then held by such holders (excluding Dissenting Shares), an amount equal to the Second Deferred Payment (hereinafter defined) divided by the number of shares of Company Common Stock issued and outstanding as of the Closing. The "Second Deferred Payment" will be the amount, if any, by which the sum of (i) $300,000, plus (ii) any Working Capital Excess determined pursuant to Section 1.9 not added to the First Deferred Payment, plus
          (iii) any excess accrual for Taxes to be added pursuant to Section
          4.14 to the extent not added to the First Deferred Payment, exceeds the sum of (x) any Working Capital Deficiency determined pursuant to
          Section 1.9 to the extent not deducted in arriving at the amount of the First Deferred Payment, plus (y) any amounts required to be deducted in accordance with Sections 1.9(b), 4.13 and 4.14 hereof to the extent not deducted in arriving at the amount of the First Deferred Payment, plus (z) any Losses (as defined in Section 6.2(a) hereof) for which the Shareholders are obligated to indemnify the Surviving Corporation or Parent in accordance with Section 6.2(a) hereof to the extent not deducted in arriving at the amount of the First Deferred Payment.

               (c) On each of the first and second anniversaries of the Closing Date, Parent and/or the Surviving Corporation shall pay interest on the sums paid to each of the former holders of Company Common Stock to whom payments are made under Sections 1.10(a) and 1.10(b) at the Applicable Rate, compounded annually, accruing from the Closing Date to the date of payment. The "Applicable Rate" is the annual rate of interest equal to the prevailing national "prime rate" of large U.S. commercial banks (i) as of the Closing Date during the first year following the Closing Date, and (ii) as of the first anniversary of the Closing Date during the second year following the Closing Date.

     Section 1.11. Payment and Surrender of Certificates.
                   -------------------------------------

               (a) Immediately after the Effective Time, Parent will or will cause the Surviving Corporation to mail a letter of transmittal (with instructions for its use) in the form attached hereto as Exhibit B to each record holder of outstanding Company Common Stock (other than Dissenting Shares) as of the Closing for each holder to use in surrendering the certificates which represented his, her or its shares of Company Common Stock (other than Dissenting Shares) against payment of the Final Closing Merger Consideration and all other sums payable at or after the Closing pursuant to the terms hereof. Except as provided in Section 1.10(c), no interest will accrue or be paid to the holder of any outstanding shares of Company Common Stock.

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               (b) Upon surrender of the certificates representing shares of
          Company Common Stock (the "Certificates") other than Dissenting Shares to Parent, the Certificates so surrendered shall forthwith be canceled and payment of the Final Closing Merger Consideration will be made by Parent and/or the Surviving Corporation to the holders thereof. Until so surrendered, each outstanding Certificate shall be deemed, from and after the Effective Time, to represent solely the right to receive upon such surrender payment of the Final Closing Merger Consideration and, subsequent thereto, payment of the First Deferred Payment and the Second Deferred Payment, in each case in whatever amount is owed hereunder.

               (c) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed satisfactory to Parent and complying with any other reasonable requirements imposed by Parent, Parent will cause to be paid in exchange for such lost, stolen or destroyed Certificate the Final Closing Merger Consideration. When authorizing such payment of cash, Parent may, in its discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed Certificate to give Parent a bond in such sum as Parent may direct as indemnity against any claim that may be made against Parent with respect to the Certificate alleged to have been lost, stolen or destroyed.

     Section 1.12. No Further Ownership Rights in Company Common Stock.
                   ---------------------------------------------------

               All payments of the Final Closing Merger Consideration made upon surrender of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     Section 1.13. Shareholder Committee.
                   ----------------------

               There is hereby created and established a committee of three (3) shareholders of the Company (the "Shareholder Committee"), the members of which shall be Al Mitchel, Dean Robinson and Ted Engle, which Shareholder Committee shall have the power and authority to act for all purposes under this Agreement on behalf of all of the former shareholders of the Company who did not exercise dissenter's rights under Indiana law with respect to the Merger. Each shareholder of the Company who accepts the consideration payable under this Agreement in exchange for his, her or its shares of Company Common Stock shall be deemed to have irrevocably appointed the Shareholder Committee, and each of the members thereof, as his, her or its attorney-in-fact and agent to act for such shareholder within the scope of the authority given to the Shareholder Committee as described in Exhibit F attached hereto and made a part hereof.


                                   ARTICLE II
                  Representations and Warranties of THE COMPANY

         The Company hereby represents and warrants to and for the benefit of GW and Parent as follows:


          Section 2.1. Authorization; Incorporation; Capital Stock; etc.
                       -------------------------------------------------

               (a) The Company has full requisite power and authority (corporate or otherwise) to execute, deliver and perform this Agreement and the other instruments and documents contemplated hereby to be executed and delivered by it, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Except for obtaining the approval of its shareholders, the Company has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other instruments and documents contemplated hereby to be executed and delivered by it. The execution, delivery and performance by the Company of this Agreement and the other instruments and documents contemplated hereby to be executed and delivered by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate or conflict with or result in the breach of any provision of the Articles of Incorporation or by-laws of the Company, (ii) except as set forth on Schedule 2.1(a) hereto, (whether after the giving of notice or lapse of time or both) violate or conflict with any provision of, or result in the modification, cancellation, termination or acceleration of, any obligation under, or result in the imposition or creation of any Encumbrances upon the Company or its assets pursuant to any agreement or contract by which the Company or any of its assets is bound, with such exceptions as do not individually or in the aggregate have a Material Adverse Effect, or (iii) violate or conflict with any Legal Requirement applicable to the Company or its assets to which the Company is subject, or by which any of its assets may be bound or affected, with such exceptions as do not individually or in the aggregate have a Material Adverse Effect. This Agreement has been, and the other instruments and documents contemplated hereby to be executed and delivered by the Company at the Closing will, at the Closing, have been, duly executed and delivered by the Company and constitute (or will constitute at the Closing, as applicable) legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

               (b) The Company (i) is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Indiana,
          (ii) has all requisite corporate power and authority to own and operate its assets and conduct its business as they are now being operated and conducted, and (iii) is in good standing and is duly qualified to transact business in each jurisdiction in which the ownership or use of its assets or the conduct of its business requires it to be so qualified, with such exceptions as do not individually or in the aggregate have a Material Adverse Effect. The Company has previously delivered or made available to GW true and correct copies of its Articles of Incorporation and by-laws and all amendments thereto. Except as set forth in Schedule 2.1 hereto, the Company has no Subsidiaries or any investments in, or joint venture arrangements with, any other Person.

               (c) The authorized capital stock of the Company consists of 10,000,000 shares of common stock, no par value, of which 3,378,312 shares are issued and outstanding. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and are owned by the Company's shareholders. The Company has issued warrants that are outstanding to purchase 391,365 shares of Company Common Stock at an exercise price of $.01 per share, and the Company has granted options that are outstanding to purchase a total of 11,169 shares of Company Common Stock at an exercise price of $.01 per share. Additionally, the Company is contractually obligated to issue 98,000 shares of Company Common Stock to employees and to the seller in connection with a prior acquisition transaction without payment to the Company, in any such instance, of additional cash consideration. The Company has provided a complete and accurate list of its shareholders, optionholders and warrantholders, and the numbers of shares, options and warrants held by each, to Parent. Except as set forth in this Section 2.1(c), there are no outstanding (i) shares of capital stock, other securities or phantom or other equity interests of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other securities of the Company, or (iii) options or other rights to acquire from the Company any capital stock, other securities or phantom or other equity interests of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"), and there are no outstanding obligations of the Company, actual or contingent, to issue or deliver or to repurchase, redeem or otherwise acquire any Company Securities.

     Section 2.2. Absence of Litigation.
                  -----------------------

               Except as set forth on Schedule 2.2, there is no Action pending or, to the Knowledge of the Company, threatened against the Company, at law or in equity, before or by any court, arbitrator, panel or other Government Authority. The Company is not currently operating under or subject to any order, award, stipulation, judgment, writ, decree, determination or injunction of any arbitrator or Government Authority. There is not pending against the Company any Action (i) seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, (ii) seeking to prohibit or limit the ownership or operation by the Surviving Corporation of any portion of the assets or business of the Company, or (iii) which otherwise could reasonably individually or in the aggregate be expected to have a Material Adverse Effect.

     Section 2.3. Compliance with Laws; Permits; Consents.
                 -----------------------------------------

               (a) The Company is in compliance with all applicable Laws, except for such non-compliance as would not individually or in the aggregate reasonably be likely to have a Material Adverse Effect.

               (b) The Company owns, or has full rights under, all licenses, permits, consents, franchises, approvals and authorizations of any Government Authority which are necessary for the conduct of its business as currently conducted, all of which are listed on Schedule 2.3(b) hereto. Each of the foregoing is in full force and effect, and the Company is in compliance with all of its obligations with respect thereto, and no event has occurred which permits, or upon the giving of notice or lapse of time or otherwise would permit, revocation or early termination of any of the foregoing, with such exceptions as do not individually or in the aggregate have a Material Adverse Effect.

               (c) Except as set forth on Schedule 2.3(c) hereto, and excluding any such actions or requirements becoming applicable to the Company as a result of the Merger and that would not have been applicable to the Company but for the Merger, no filing, consent, waiver, approval or authorization of any Government Authority or of any third party is required to be made or obtained on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, including a liquidation and dissolution of the Surviving Corporation subsequent to the Merger.

     Section 2.4. Assets; Title.
                  --------------

               (a) Schedule 2.4(a) hereto contains descriptions of all vending machine equipment owned by the Company (including serial numbers) and all other items of tangible personal property of every kind or description owned by the Company having a current net book value in excess of $5,000.

               (b) Schedule 2.4(b) hereto contains a description of all real property owned or leased by the Company and a description of the principal terms of all such leases.

               (c) Schedule 2.4(c) hereto contains a description of all personal property leased by the Company (including serial numbers of all leased vending machine equipment) and a description of the principal terms of all such leases.

               (d) The Company has good and marketable title to, or valid and existing leases or licenses for, all of its assets free and clear of all Encumbrances, except for (i) liens for Taxes, assessments and other governmental charges which are not due and payable or which may thereafter be paid without penalty, (ii) the title and other interests of lessor under a capital or operating lease or of a licensor under a license or royalty agreement, (iii) Encumbrances arising by or through GW or Parent, (iv) Encumbrances listed on Schedule 2.4(d) hereto and
          (v) such minor imperfections in title as do not detract in any material respect from the value or utility of the subject property in the operation of its business (collectively, "Permitted Encumbrances"). Except as disclosed on Schedule 2.4(d), the Company has not signed any financing statement under the UCC or any security agreement authorizing any secured party thereunder to file any such financing statement with respect to any of its assets. The Company's tangible assets are in good operating condition and repair, reasonable wear and tear excepted.

     Section 2.5. Intellectual Property.
                  ----------------------

               (a) Schedule 2.5(a) hereto contains a true, accurate and complete list of all patents, trademarks, trade names and trade dress, whether or not registered, and trade secrets, service marks and copyrights, and corresponding registrations and applications for registrations thereof, worldwide, which are now owned, used or held for use by the Company. The Company has sole and exclusive beneficial and record ownership and legal title of the Intellectual Property set forth on
          Schedule 2.5(a) as being owned by the Company, free and clear of Encumbrances (including any rights or claims of present or former employees, consultants, officers and directors of the Company or any other Persons), except Permitted Encumbrances, and of any obligations to pay royalties or other remuneration to any Person. Schedule 2.5(a) hereto further sets forth a true, accurate and complete list of all Outstanding IP Licenses, identifying the other parties thereto and the subject matter and date thereof, any royalty or other payment obligations, the term thereof, and any exclusivity obligations. No Outstanding IP License requires any payment of any nature, cash or non-cash, or approval from, any past or present officer, director, shareholder or Affiliate of the Company.

               (b) Except as set forth in Schedule 2.5(b) hereto, or as do not individually or in the aggregate have a Material Adverse Effect, (i) the Company has sufficient title, ownership or IP Licenses of Intellectual Property (whether or not listed in Schedule 2.5(b) hereto or 2.5(a)) necessary for its business as now conducted without any conflict with or infringement of the rights of others, and (ii) such rights will not be adversely affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

               (c) Except as set forth in Schedule 2.5(c) hereto, or as do not individually or in the aggregate have a Material Adverse Effect, (i) the Company has not been or is not now interfering with, infringing upon, misappropriating, or otherwise in conflict with or violating any Intellectual Property Rights of other Persons, (ii) the Company has not received any communications alleging that it has infringed, misappropriated or violated or, by conducting its business, would infringe, misappropriate or violate any of the Intellectual Property Rights of any other Person and (iii) to the Knowledge of the Company there is no basis for the making of any such allegation.

               (d) There is not pending, nor to the Knowledge of the Company, has there been threatened, any Action to contest, oppose, cancel or otherwise challenge the validity, ownership or enforceability of any of the Intellectual Property of the Company.

               (e) To the Knowledge of the Company, except as set forth in
          Schedule 2.5(e), no Person is infringing any of the Intellectual Property of the Company, with such exceptions as do not individually or in the aggregate have a Material Adverse Effect.

               (f) To the Knowledge of the Company, none of the employees of the Company is obligated under any contract (including IP Licenses, Licenses, covenants or commitments of any nature) or other agreement or arrangement (oral or written), or subject to any judgment, decree or order of any Government Authority, that would interfere with the use of the best efforts of such employee to promote the interests of the Company or that would conflict with the business of the Company as currently conducted. To the Knowledge of the Company, no consultant of the Company is obligated under any contract (including IP Licenses, Licenses, covenants or commitments of any nature) or other agreement or arrangement (oral or written), or subject to any judgment, decree or order of any Government Authority, that would interfere with such consultant's performance of its contractual obligations or other currently contemplated duties to the Company. Neither the execution nor delivery of this Agreement or the consummation of the transactions contemplated hereby, nor the carrying on of the Business by the employees of and the consultants to the Company's, nor the conduct of its business, will, to the Knowledge of the Company, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Law, contract, covenant or instrument to or under which any of such employees or consultants is now subject to or obligated. To the Knowledge of the Company, it will not be necessary to utilize any inventions of the Company's employees or consultants (or Persons the Company currently intends to hire or retain as consultants) made prior to their employment or engagement by the Company.

               (g) Schedule 2.5(g) hereto sets forth a complete list of all Domain Names now used by the Company. All such Domain Names are currently registered and in good standing, and the Company is shown on the records of the registrar thereof as the sole owner thereof. The Company has not received notice or communication stating that any Person is challenging the right of the Company to use any such Domain Name.

               (h) All Software which has been used and which is now being used by the Company has and is being used in compliance with all applicable IP License requirements, with such exceptions as do not individually or in the aggregate have a Material Adverse Effect.

     Section 2.6. Customers and Suppliers.
                  ------------------------

               (a) Schedule 2.6(a) hereto sets forth a list of each customer of the Company which accounted for more than 1% of the net sales of the Company, in any of the Company's fiscal years ended June 30, 2001, 2002 or 2003. Except for recognition that significant consolidation is generally occurring in the grocery industry (the Company's primary customer base), and that the acquisition of customers of the Company by acquirors who do business with a competitor of the Company could result in a loss of business for the Company, the Company has no actual (but not constructive) Knowledge that any particular such acquisition will occur or that any of such customers intends to cease dealing with the Company or to alter in any material respect the extent of such dealing or the terms thereof.

               (b) Schedule 2.6(b) lists the top 10 suppliers and vendors of goods and services to the Company during the period from January 1, 2002 to June 30, 2003 (based on invoice price) and the value of goods supplied in such period (based on invoice price). The Company has no Knowledge that any of such suppliers or vendors will not continue to supply the current level and type of goods currently being provided to the Company on similar terms and conditions except for price or other adjustments made in the ordinary course of business.

     Section 2.7. Labor; Employee Benefits.
                  -------------------------

               (a) Schedule 2.7(a) hereto sets forth a complete and correct list of the name, job title, base salary or wage rate and bonus entitlement of each of the current Employees of the Company and whether or not each such Employee is actively at work and, if not, the reason that such Employee is not actively at work. Each Employee is legally permitted to work in the United States.

               (b) Schedule 2.7(b) hereto sets forth a complete and correct list of (i) each "employee benefit plan" within the meaning of Section 3(3) of ERISA, (ii) each other employee benefit plan, arrangement or policy, including without limitation, any stock option, stock purchase, stock award, deferred compensation, profit sharing, incentive compensation, bonus, health, life insurance, cafeteria, flexible spending, dependent care, fringe benefit, vacation pay, holiday pay, disability, sick pay, workers compensation, unemployment, severance pay, employee loan, educational assistance plan, policy or arrangement, and (iii) any employment, indemnification, consulting or severance agreement, whether or not written, which, in the case of clauses (i), (ii) or (iii), is sponsored or maintained by the Company or any of its Affiliates, or to which the Company or any of its Affiliates contributes or is required to contribute on behalf of current or former Employees, directors or consultants of the Company or their beneficiaries or dependents ("Benefit Plans").

               (c) Prior to the date of this Agreement, the Company has delivered to GW complete and correct copies of (i) with respect to each Benefit Plan, (A) the plan document, including any amendments (or a written description of any unwritten plan) and (B) any summary plan description; and (ii) any employee handbook, administrative or personnel manual applicable to Employees.

               (d) There is currently no audit or investigation by any Government Authority or any claim (other than routine claims for benefits in the ordinary course), action, suit or proceeding against or involving any Benefit Plan.

               (e) Each Benefit Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) complies in all material respects with the applicable requirements of Section 4980B(f) of the Code or any other similar Legal Requirements providing for continuation coverage.

               (f) No event has occurred and no condition exists with respect to any Benefit Plan, any employee benefit plan maintained by an ERISA Affiliate of the Company or any employee benefit plan previously maintained by the Company or any of its ERISA Affiliates which could subject GW, or any of its officers, directors, employees, agents or Affiliates, directly or indirectly to any tax, penalty, fine or other liability.

               (g) All contributions and premium payments required to have been paid under or with respect to any Benefit Plan have been timely paid.

               (h) No Employees are represented by a union or other labor organization or association, and to the Knowledge of the Company and the Principal Shareholders, no such organizing efforts are now being conducted with respect to the Employees. The Company has not, at any time during the preceding three years, had a strike, work stoppage or work slowdown, nor, to the Knowledge of the Company, is any such action threatened. The Company is not involved in or, to the Knowledge of the Company, threatened with, any labor dispute, arbitration, lawsuit or administrative proceeding relating to labor matters involving the Employees.

     Section 2.8. No Brokerage.
                  -------------

               No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the other documents contemplated by this transaction or the transactions contemplated hereby or thereby based upon any agreements, written or oral, made by or on behalf of the Company or any of its principal shareholders.

     Section 2.9. Environmental Matters.
                 ----------------------

               Except for such exceptions as would not individually or in the aggregate have a Material Adverse Effect, (a) the Company has complied with and is currently in compliance with the provisions of all applicable Environmental Laws; (b) the Company has not released any Hazardous Materials into the environment at, on or from any real property owned, used or leased by the Company in violation of any Environmental Laws; and (c) there are no acts or omissions by the Company that are reasonably likely to give rise to Losses under Environmental Laws.

     Section 2.10. Financial Statements.
                   ---------------------

               (a) Attached hereto as Schedule 2.10(a) are true and complete copies of (i) audited consolidated balance sheets of the Company as of June 30, 2001, June 30, 2002 and June 30, 2003 and the related audited consolidated statements of income and cash flows for the Company for the years then ended, together with an opinion thereon by the Company's independent, certified public accountants.

               (b) The Financial Statements (which, for purposes of this Section 2.10, shall include the financial statements referred to in Section
          4.6 hereof) have been prepared in accordance with the books and records of the Company. Except as set forth on Schedule 2.10(b) hereto, the Financial Statements have been prepared in accordance with GAAP, applied consistently with prior periods, and present fairly in all material respects, in accordance with GAAP, the financial position and results of operations of the Company as of the dates and for the periods indicated.

     Section 2.11. Absence of Certain Changes.
                  ----------------------------

               Except as set forth on Schedule 2.11 hereto, and except for the taking of actions specifically permitted or contemplated by this Agreement (including, without limitations, actions required to satisfy conditions precedent set forth in Article V), since June 30, 2003, the Company has conducted its business only in the ordinary course of business consistent with past practices and there has been no:

               (a) event or occurrence that individually or in the aggregate has caused or is reasonably likely to cause a Material Adverse Effect;

               (b) physical damage, destruction or loss in an amount exceeding $5,000 in the aggregate affecting any assets of the Company which is not covered by insurance or remedied within 30 days;

               (c) increase in compensation payable or to become payable to any employee, independent contractor, consultant or director of the Company, or any bonus payment made or promised to any employee, independent contractor, consultant or director of the Company, or any material change in personnel policies, insurance benefits, Benefit Plans or other compensation arrangements affecting the employees, independent contractors, consultants or directors of the Company (other than increases in wages and salaries or bonus payments made in the ordinary course of business and payment of a bonus to James Neustel in an amount determined by the Shareholder Committee; provided, however, that such bonus amount shall not exceed the Estimated Excess (as defined in Section 1.8(b)) calculated without regard to such bonus payment);

               (d) waiver of any rights by the Company under any Contract which waiver could have a Material Adverse Effect;

               (e) incurrence of indebtedness or mortgage, pledge or subjection to any Encumbrance (other than Permitted Encumbrances) of any of the Company's assets;

               (f) sale or transfer of the Company's assets (including Intellectual Property) except, in each case, in the ordinary course of business and consistent with past practice;

               (g) change in any method of accounting or accounting practice or tax calculating or tax reporting methods or practice except as required by GAAP and applicable Law as in effect from time to time;

               (h) entrance into any material transaction other than in the ordinary course of business and consistent with past practice;

               (i) termination of any material agreement with relationship with any customer or any material change in any terms thereof;

               (j) capital expenditure (or commitment therefor) by the Company in excess of $5,000;

               (k) labor union organizing activity, any actual or threatened employee strikes, work stoppages, slow-downs or other labor disputes or disturbances or any adverse change in relations with employees;

               (l) material tax election or change in tax accounting by the Company;

               (m) declaration or payment of any dividend or other distribution by the Company in respect of any of its capital stock or the redemption by the Company of any of its capital stock; or

               (n) authorization, approval, agreement or commitment to do any of the foregoing.

     Section 2.12. Taxes.
                   ------

               (a) The Company has timely filed all material Returns which are required to be filed by it, which returns and reports are true, correct and complete in all material respects, and paid all Taxes that are shown as due pursuant to such Returns.

               (b) There are no material actions or suits now pending, nor, to the Knowledge of the Company, except as set forth on Schedule 2.12(b), are there any material actions, suits, proceedings, investigations or claims pending or proposed against the Company, nor are there any pending audits by, the IRS or other Government Authority relating to any Taxes or assessments, or any claims or deficiencies asserted with respect thereto, that could result in a lien on the Company's assets.

               (c) The Company has complied with all applicable Laws, rules and regulations with respect to payments made to third parties and the withholding of any payment of withheld Taxes and has timely withheld from employee wages and other payments and paid over to the proper taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable Laws.

               (d) The Company is not a foreign person subject to withholding under Section 1445 of the Code and the regulations promulgated thereunder, and the Company will provide certification to that effect to Parent at the Closing if requested by Parent to do so.

     Section 2.13. Insurance.
                  -----------

               Schedule 2.13 hereto lists all insurance policies owned or held by the Company. All such policies are in full force and effect, all premiums with respect thereto have been paid to the extent due, and no notice of cancellation or termination has been received with respect to any such policy.

     Section 2.14. Contracts.
                   ---------

               (a) Schedule 2.14 hereto sets forth a list of all written, and a description of all oral, contracts, agreements, arrangements and understandings to which the Company is a party or by which it is bound. True and complete copies of all written, and accurate summaries of all oral, Contracts listed on Schedule 2.14 hereto have been provided to Parent prior to the date of this Agreement. Except as set forth on Schedule 2.14:

                    (i) All of the Contracts are valid and binding on and
               enforceable against the Company in accordance with their terms and, to the Knowledge of the Company, on and against the other parties thereto, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar Laws affecting the enforcement of creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court of competent jurisdiction;

                    (ii) Neither the Company nor, to the Knowledge of the
               Company, any other party to any Contract, is in breach or default under any Contract;

                    (iii) The Company has not waived any right under any
               Contract;

                    (iv) No event has occurred that, with the giving of notice or the lapse of time or both, would constitute a breach or default under any Contract; and

                    (v) There are no unresolved disputes under any of the
               Contracts.

               (b) There are no contracts, arrangements or agreements to which the Company is a party or under which the Company or the Company's assets are in any way bound that in any way excludes or restricts the Company, or would exclude or restrict the Surviving Corporation or any of its Affiliates, upon consummation of the transactions contemplated hereby, from competing in any geographic area.

               (c) The Company has not assigned any Contracts or subcontracted any of its obligations under any Contracts, except the subcontracting of electrical and plumbing work in connection with vending machine installations or maintenance, as described on Schedule 2.14 hereto.

     Section 2.15. Transactions with Affiliates.
                   ---------------------------

               Schedule 2.15 hereto sets forth a complete and accurate (a) list of all contracts, agreements, leases, arrangements, understandings, or commitments to which any shareholder of the Company, or any Associates or Relatives (the "Insiders"), on the one hand, and the Company, on the other hand, is a party and (b) description of all transactions which are not the subject of the agreements described in clause (a) above (the "Insider Transactions") between the Company, on one hand, and any Insider, on the other hand, that have occurred since June 30, 2000.

     Section 2.16. OSHA Matters.
                  --------------

               The Company is in compliance with the requirements of the Occupational Safety and Health Act and the regulations promulgated thereunder and any similar Laws or regulations of any state or local jurisdiction ("OSHA"). The Company has not received any citation from the Occupational Safety and Health Administration or any comparable administration of any state or local jurisdiction (an "Administration") or any Administration inspector setting forth any respect in which the facilities or operations of the Company are not in compliance with OSHA, or the regulations under such act, which non-compliance has not been corrected or remedied and any applicable fines and/or penalties have not been paid in full to the satisfaction of such Administration or inspector. Schedule 2.16 hereto sets forth a list of all citations heretofore issued to the Company under OSHA and correspondence from and to such Administration and any Administration inspectors during the past five years.

     Section 2.17. Undisclosed Liabilities; Adverse Factors.
                   -----------------------------------------

               Schedule 2.17 sets forth all of the Company's outstanding debt, whether secured or unsecured. Except as set forth on Schedule 2.17, the Company is not a party to any loan agreement or the maker or obligor under any promissory note or other similar undertaking, including any guaranty, for the repayment of borrowed money or the performance of any other obligation. The Company has no material liabilities of any kind whatsoever, either accrued, absolute, contingent, determined or determinable or otherwise, except for liabilities reflected or reserved against in the Financial Statements and current liabilities incurred in the ordinary course of business since June 30, 2003 and no existing condition, situation or set of circumstances has occurred that could reasonably result in such liabilities. The Company has not received any written claims for indemnification by any Person against the Company under any Law or agreement or pursuant to the articles of incorporation or similar organizational document or bylaws of the Company, and the Company has no Knowledge of any facts or circumstances that might give rise to the assertion of any such claims. The Company has no Knowledge of any event, condition, set of facts or circumstances which is reasonably likely to have a Material Adverse Effect that it has not disclosed to Parent.

     Section 2.18. Full Disclosure.
                    ---------------

               The Company has no Knowledge of any facts pertaining to the Company or its business, excluding information relating to the general economy and the Company's industry in general, which could reasonably be expected to have a Material Adverse Effect and which have not been disclosed in this Agreement, the Schedules hereto or the Financial Statements.


                                   ARTICLE III
                 Representations and Warranties of GW AND PARENT

         Each of GW and Parent hereby represents and warrants to and for the benefit of the Company and its shareholders as follows:

     Section 3.1 Incorporation; Authorization.
                 ----------------------------

               (a) GW is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Indiana. GW has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware.

               (b) Each of GW and Parent has full power and authority (corporate or otherwise) to execute, deliver and perform this Agreement and the other instruments and documents contemplated hereby to be executed by GW or Parent (as the case may be) and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by GW and Parent of this Agreement and the other instruments and documents contemplated hereby to be executed by GW or Parent have been duly authorized by all necessary action (corporate or otherwise) on the part of GW or Parent (as the case may be). This Agreement has been, and the other instruments and documents contemplated hereby to be executed by GW or Parent at the Closing will, at the Closing, have been, duly executed and delivered by GW or Parent (as the case may be). This Agreement constitutes, and each other instrument and document contemplated hereby to be executed by GW or Parent at the Closing will, at the Closing, constitute, a legal, valid and binding obligation of GW or Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

               (c) The execution, delivery and performance by GW and Parent of this Agreement, and the other documents contemplated by this Agreement to which GW or Parent is a party, and the consummation by GW and Parent of the transactions contemplated hereby and thereby, do not and will not (i) violate, conflict with or result in the breach of any provision of the certificate or articles of incorporation or by-laws of GW or Parent or (ii) violate or conflict with any Legal Requirement applicable to GW or Parent or any other restriction of any kind or character to which GW or Parent is subject, except as would not individually or in the aggregate have a material adverse effect on the ability of GW or Parent to perform its obligations under this Agreement.

     Section 3.2. Consents, etc.
                  --------------

               No filing, consent, waiver, approval or authorization of any Government Authority or of any third party on the part of GW or Parent is required to be obtained or made by GW or Parent in connection with the execution, delivery and performance by GW or Parent of this Agreement or the other documents contemplated by this Agreement to which GW or Parent is a party or the consummation by GW or Parent of any of the transactions contemplated hereby or thereby, other than those filings required by the Securities Exchange Act of 1934 (including any Form 8-K) and such other filings, consents, waivers, approvals or authorizations as do not individually or in the aggregate have a material adverse effect on the ability of GW or Parent to perform its obligations under this Agreement.

     Section 3.3. Brokers, Finders, etc.
                  ----------------------

               No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the other documents contemplated by this Agreement or the transactions contemplated hereby and thereby based upon any agreements, written or oral, made by or on behalf of GW, Parent or any of their Affiliates or by or on behalf of any director, officer, employee, agent or GW, Parent or any of their Affiliates.

                                   ARTICLE IV
                                    Covenants

     Section 4.1. Conduct of Business.
                  -------------------

               Except (i) as otherwise specifically permitted or contemplated by this Agreement (including without limitation actions required to satisfy conditions precedent set forth in Article V) or (ii) with the prior written consent of Parent, which written consent will not be unreasonably withheld, conditioned or delayed, from and after the date of this Agreement and until the Closing Date, the Company agrees that:

               (a) the Company shall conduct its business as currently conducted and only in the ordinary course of business consistent with past practice;

               (b) the Company shall use its reasonable best efforts to preserve the business organization of the Company intact, to keep available to the Surviving Corporation the services of the Employees, to preserve for the Surviving Corporation the goodwill of the suppliers, distributors, customers and others having business relationships with the Company and to continue in full force and effect without material modification any existing policies or binders of insurance currently maintained by the Company;

               (c) the Company shall promptly inform Parent in writing of any specific event or circumstance of which the Company has Knowledge that has had or could reasonably likely have, individually or in the aggregate, taken together with other similar or related events or circumstances, a Material Adverse Effect;

               (d) the Company shall not:

                                    (i) change or modify in any material respect
                  existing inventory management or credit and collection policies, procedures and practices with respect to accounts receivable;

                                    (ii) enter into any Contract or commitment,
                  materially modify or terminate any Contract, or waive any right or enter into any other transaction, which is not in the ordinary course of business or is reasonably likely to have a Material Adverse Effect;

                                    (iii) incur any indebtedness or mortgage,
                  pledge or subject to any Encumbrance (other than Permitted Encumbrances) any of its assets;

                                    (iv) except as set forth on Schedule
                  4.1(d)(iv), change any compensation or benefits or grant any material new compensation or benefits payable to or in respect of any Employee except for regularly scheduled merit increases in the ordinary course of business consistent with past practice and a bonus to James Neustel in an amount determined by the Shareholder Committee; provided, however, such bonus amount shall not exceed the Estimated Excess (as defined in Section 1.8(b)) calculated without regard to such bonus payment;

                                    (v) sell, lease or otherwise transfer any
                  assets necessary in, or otherwise material to the conduct of, its business;

                                    (vi) change its method of accounting or
                  keeping its books of account or accounting practices, except as required by GAAP;

                                    (vii) engage in any practice or take or omit
                  to take any action which if taken or omitted prior to the date hereof would constitute or result in a breach of any representations or warranties contained herein;

                                    (viii) enter into any Contract which
                  together with all other Contracts entered into after the date hereof could result in annual revenues or liability in excess of $5,000 in the aggregate under all such Contracts;

                                    (ix) incur or commit to any capital
                  expenditure in excess of $5,000; or

                                    (x) enter into, amend or exercise an
                  extension or renewal option for any lease of real property.

     Section 4.2. Further Assurances.
                  -------------------


     Each party hereto covenants from the date of this Agreement to the Closing Date (and subject to the other terms of this Agreement):

               (a) to cooperate with each other in determining whether filings are required to be made with or consents required to be obtained from any Government Authority in any jurisdiction in connection with the consummation of the transactions contemplated by this Agreement and in making or causing to be made any such filings promptly as soon as practicable and to obtain timely any such consents (each party hereto shall furnish to the other and to the other's counsel all such information as may be reasonably required in order to effectuate the foregoing action);

               (b) to keep the other parties informed in all material respects of any material communications received by such party from, or given by such party to, any Government Authority and to consult with the other parties in advance of any meeting or conference with any Government Authority;

               (c) to use its best efforts and cooperate with the other parties hereto to obtain all consents required from third Persons whose consent or approval is required pursuant to any Contract or otherwise to consummate the transactions contemplated hereby; and

               (d) without limiting the specific obligations of any party hereto under any covenant or agreement hereunder, to use reasonable best efforts to take all action and do all things necessary in order to promptly consummate the transactions contemplated hereby, including, without limitation, satisfaction, but not waiver, of the Closing conditions set forth in Article V.

     Section 4.3. Public Announcements.
                  --------------------

               The Company shall not issue, or permit any of its agents or Affiliates to issue, any press releases or otherwise make, or permit any of its respective agents or Affiliates to make, any public or other statements, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of Parent. The Company and Parent shall prepare a joint notice of the Merger which Parent may distribute to the customers of the Company promptly after the date hereof.

     Section 4.4. Release of Guarantors.
                  ---------------------

               Parent, GW and the Surviving Corporation shall use reasonable commercial efforts to obtain the release or cancellation of all personal guaranties of the Company's obligations by its officers, directors or shareholders.

     Section 4.5. Investigation.
                 ----------------

               From the date hereof until the Closing, the Company shall give GW and Parent and their representatives (including their accountants, consultants, counsel, employees and authorized agents), upon reasonable notice and during normal business hours, full access to the properties, contracts, employees, books, records and affairs of the Company, and shall cause its officers, directors, employees, agents, representatives, accountants and counsel to furnish to Parent all documents, records and information (and copies thereof), as Parent may reasonably request. No investigation or receipt of information by Parent pursuant to, or in connection with, this Agreement, shall diminish or obviate any of the representations, warranties, covenants or agreements of the Company under this Agreement or the conditions to the obligations of GW and Parent under this Agreement.

     Section 4.6 Financial Statements.
                 --------------------

               The Company shall deliver to GW and Parent as promptly as practicable an audited balance sheet of the Company as of June 30, 2003 and the related statements of income and cash flow for the year then ended, together with an unqualified opinion thereon by the Company's independent certified public accountants.

     Section 4.7. Interim Financial Reports.
                  --------------------------

               Within 30 days after the end of each month prior to the Closing Date, the Company shall furnish Parent with a copy of the monthly financial reports for the Company for each such month. In addition, the Company shall furnish Parent, upon request, with copies of regular management reports, if any, concerning the operation of the business of the Company within 10 days after such reports are prepared. The Company shall take all necessary or appropriate steps prior to the Closing to facilitate and permit the preparation of a balance sheet of the Company as of the day immediately prior to the Closing and an income statement for the period then ended.

     Section 4.8. Confidentiality.
                  ---------------

               The parties hereto shall continue to observe the terms of, and perform their obligations under, that certain letter agreement between Parent and the Company dated March 20, 2002 (the "Confidentiality Agreement"). Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analysis) that are provided to it relating to such tax treatment and tax structure.

     Section 4.9. Negotiations.
                  ------------

               From the date hereof until the termination of this Agreement in accordance with its terms, the Company agrees that the Company and its principal shareholders will negotiate exclusively and in good faith with GW and Parent with respect to any transaction involving the sale, transfer or other disposition (by merger or otherwise) of the Company or its assets; and none of the Company, its Affiliates, or any of their respective officers, directors, employees, lenders, investment banking firms, advisors or other agents, or any Person acting on their behalf, will solicit any inquiries or proposals by, or engage in any discussions or negotiations with, or furnish any nonpublic information to or enter into any agreement with any Person other than GW and Parent concerning the sale or other disposition of the Company or its assets or the merger, consolidation, sale of securities or other similar transaction involving the Company.

     Section 4.10. Options and Warrants.
                   --------------------

               The Company shall, at or prior to the Closing, cause each option, warrant or other right or obligations to acquire shares of Company Common Stock, or any other Company Securities, to be exercised or canceled.

     Section 4.11. Meeting of Company Shareholders.
                   -------------------------------

               The Company shall cause a meeting of its shareholders (the "Shareholder Meeting") to be duly called and held as soon as reasonably practicable, with written notice thereof to be given and a summary of this Agreement and any other relevant disclosure information to be provided in accordance with applicable Law, for the purpose of voting on the approval and adoption of this Agreement. Notwithstanding the foregoing, the Company may take such actions as are required by applicable Law to obtain the written consent (in lieu of the Shareholder Meeting) of the shareholders of the Company to the approval of this Agreement. In connection with the Shareholder Meeting or the solicitation of written consents in lieu thereof, the Company will use its best efforts to obtain approval of this Agreement and will otherwise comply with all legal requirements applicable to the Shareholder Meeting or the solicitation of written consents in lieu thereof. GW and Parent shall have the right to review and approve all written solicitation materials, which approval shall not be unreasonably withheld or delayed, and supply for inclusion therein such information concerning GW and Parent as they may reasonably require. The written materials submitted to the Company's shareholders will contain the affirmative recommendation of the board of directors of the Company in favor of the adoption of this Agreement; provided, however, that no director or officer of the Company shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

     Section 4.12. Not a Reorganization.
                  ----------------------

               No party shall take any action to treat the Merger as a reorganization under Section 368 of the Code.

     Section 4.13. Personnel.
                   ----------

               The Surviving Corporation and Parent shall consider in good faith the continued employment after the Closing of the personnel of the Company. If the employment of any such personnel is terminated within 90 days after the Closing, an amount equal to any severance liability therefor relating to periods prior to the Closing shall, to the extent such liability is not included as a current liability for purposes of determining Closing Working Capital hereunder, be deducted from the First Deferred Payment or the Second Deferred Payment, at the option of Parent; provided, however, the aggregate amount of severance liability potentially deductible from the First Deferred Payment and Second Deferred Payment under this Section is limited to Twenty Thousand Dollars ($20,000).

     Section 4.14. Tax Returns.
                  -------------

               The Surviving Corporation shall prepare and file all Returns for the Company which have not been filed by the Closing Date and which become due thereafter, including a Return for the short year ending on the Closing Date. The Company's outside accounting firm, Katz Sapper & Miller, shall be used to prepare such Returns if that firm's fees for those services are commercially reasonable. The Shareholders (as hereafter defined) shall indemnify the Surviving Corporation and Parent for any Taxes shown thereon to be due to the extent not reflected as liabilities in the calculation of Closing Working Capital, which amount may be deducted from the First Deferred Payment or the Second Deferred Payment, at the option of Parent. If the amount of Taxes included as liabilities in the calculation of Closing Working Capital exceeds the amount of Taxes shown to be due on such Returns, the excess amount shall be added to the amounts payable by the Parent and/or the Surviving Corporation as the First Deferred Payment or, if it has already been made, the Second Deferred Payment.



                                    ARTICLE V
                              CONDITIONS PRECEDENT

     Section 5.1. Conditions Precedent to Obligations of GW and Parent.
                 ------------------------------------------------------

               The obligations of GW and Parent to consummate and effect this Agreement and the transactions contemplated hereby (including the Merger) are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by GW and Parent in their sole discretion):

                           (a) Representations, Warranties and Covenants.
                               ----------------------------------------

               Each of the representations and warranties of the Company contained in this Agreement or in any certificate, document or instrument delivered in connection herewith shall be true and correct in all material respects on and as of the date of this Agreement and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing, except for representations and warranties that speak as of a specific date or time other than the Closing (which need only be true and correct in all material respects as of such date or time) and except for representations or warranties that are rendered inaccurate solely by reason of the taking or occurrence of actions or events specifically permitted or contemplated by this Agreement (including, without limitation, actions required to satisfy conditions precedent set forth in Article V); provided, however, that if any portion of any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified shall be true and correct in all respects. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing. The Company shall furnish GW and Parent with a certificate dated the Closing Date and signed by a senior executive officer of the Company to the effect that the conditions set forth in this Section 5.1(a) have been satisfied.

                           (b) Required Consents.
                                ----------------

               The Company shall have obtained, each in form and substance reasonably satisfactory to GW and Parent in their sole and absolute discretion, all statutory and regulatory consents and approvals which are required under any applicable Laws in order to consummate the transactions contemplated hereby and to permit GW to conduct the business of the Company as conducted as of the date of this Agreement and all other necessary consents and approvals of third Persons to the transactions contemplated hereby.

                           (c) Injunction; Litigation; Legislation.
                                -----------------------------------

               (i) None of the parties hereto shall be subject to any order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby, (ii) no action or proceeding shall have been instituted before any court or Government Authority to restrain or prohibit, or to obtain substantial damages in respect of, the consummation of the transactions contemplated hereby, (iii) none of the parties hereto shall have received written notice from any Government Authority of (A) its intention to institute any action or proceeding to restrain, enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including a routine civil investigative demand) into the consummation of the transactions contemplated hereby or (B) the actual commencement of such investigation, (iv) there shall not be any pending or threatened litigation, suit, action or proceeding by any Person which would reasonably be expected to limit or materially adversely affect the Surviving Corporation's ability to conduct the business of the Company as conducted as of the date of this Agreement and (v) no statute, rule or regulation shall have been promulgated or enacted by any Government Authority, which would prevent or make illegal the consummation of the transactions contemplated hereby.

                           (d) Documents.
                               ----------

               The Company shall have delivered all the certificates, instruments, contracts and other documents specified to be delivered by each such person hereunder.

                           (e) Customer Consents.
                              --------------------

               Without limiting the generality of Section 6.1(b), each customer of the Company whose contract or arrangement with the Company restricts or prohibits the assignment thereof or a change of control of the Company shall have confirmed its consent to the Merger and to any deemed assignment, by reason of any subsequent liquidation and dissolution of the Surviving Corporation, of any and all contracts and arrangements between such customer and the Company, and the assumption thereof by the Surviving Corporation and/or its parent (with the understanding that the Surviving Corporation and/or its parent may use the trade name "Glacier Water").

                           (f) Evidence of Insurance.
                              ----------------------

               The Company shall have delivered to Parent evidence of the insurance policies set forth in Schedule 2.13 hereto.

                           (g) Amendment of Real Property Lease.
                               -------------------------------

               The Lease dated as of October 1, 2000 between the Company and Gilliatte Family Realty, LLC shall have been amended to reflect consent to the Merger and to any deemed assignment, by reason of any subsequent liquidation and dissolution of the Surviving Corporation, and to provide that the Surviving Corporation and/or its parent may terminate such lease at any time upon 60 days' notice without any cost or liability.

                           (h) Amendment of Personal Property Lease.
                               -------------------------------------

               The Equipment Lease dated December 26, 1996 between D.J. Leasing, Inc. and the Company, as heretofore amended, shall have been amended to provide for monthly lease payments of $26,522.70 through November 26, 2006 and an option to purchase the equipment leased thereunder at a price of $404,038.40 as of December 26, 2006.

                           (i) Employment Agreements.
                               -----------------------

               The Surviving Corporation and James Neustel shall have entered into an employment agreement on substantially the terms set forth in Exhibit C hereto.

                           (j) Shareholder Approval.
                               ---------------------

               The shareholders of the Company shall have approved this Agreement and the Merger in accordance with applicable law.

                           (k) Options and Warrants.
                              ---------------------

               All options, warrants or other rights or obligations to acquire shares of Company Common Stock, or any other Company Securities, shall have been exercised or canceled and no rights or obligations to acquire Company Common Stock, or any other Company Securities, shall be outstanding.

                           (l) Agreements Not to Compete.
                              --------------------------

               The following persons shall have entered into agreements not to compete with the Surviving Corporation in substantially the form set forth in Exhibit E hereto: Joseph Goggin, Darryl Beck, Lisa Wiesner, Al Mitchell, Dean Robinson, James Neustel and James Payne.

                           (m) Dissenting Shares.
                               -----------------

               No more than 39,000 shares of Company Common Stock shall be Dissenting Shares.

     Section 5.2. Conditions Precedent to Obligations of the Company.
                  --------------------------------------------------

               The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby (including the Merger) are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by the Company in its sole discretion):

                           (a) Representations, Warranties and Covenants.
                               ----------------------------------------

               Each of the representations and warranties of GW and Parent contained in this Agreement or in any certificate, document or other instrument delivered in connection herewith shall be true and correct in all material respects on and as of the date of this Agreement and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing, except for representations and warranties that speak as of a specific date or time other than the Closing (which need only be true and correct in all material respects as of such date or time); provided, however, that if any portion of any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified shall be true and correct in all respects. GW and Parent shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by them at or prior to the Closing. GW and Parent shall furnish the Company and the Principal Shareholders with a certificate dated the Closing Date and signed by a senior executive officer of GW and Parent to the effect that the conditions set forth in this Section 5.2(a) have been satisfied.

                           (b) Injunction; Litigation; Legislation.
                               ------------------------------------

               (i) None of the parties hereto shall be subject to any order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby, (ii) no action or proceeding shall have been instituted before any court or Government Authority to restrain or prohibit, or to obtain substantial damages from the Company or the Principal Shareholders in respect of, the consummation of the transactions contemplated hereby, (iii) none of the parties hereto shall have received written notice from any Government Authority of (A) its intention to institute any action or proceeding to restrain, enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including a routine civil investigative demand) into the consummation of the transactions contemplated hereby or (B) the actual commencement of such investigation, and (iv) no statute, rule or regulation shall have been promulgated or enacted by any Government Authority, which would prevent or make illegal the consummation of the transactions contemplated hereby.

                           (c) Documents.
                               ---------

               GW and Parent shall have delivered all the certificates, instruments, contracts and other documents specified to be delivered by them hereunder.

                           (d) Employment Agreement.
                              ----------------------

               The Surviving Corporation and James Neustel shall have entered into an employment agreement in substantially the form set forth in Exhibit C hereto.

                           (e) Shareholder Approval.
                               --------------------

               The shareholders of the Company shall have approved this Agreement and the Merger in accordance with applicable law.

                                   ARTICLE VI
                       Survival; Indemnification; SET-OFF

     Section 6.1. Survival.
                  --------

               All of the representations, warranties, covenants and agreements of the parties contained in this Agreement or in any certificate, document or other instrument delivered in connection with this Agreement shall survive (and not be affected in any respect by) the Closing, but such representations and warranties (except as set forth in Sections 2.9 and 2.12) shall terminate on, and no claim or Action with respect thereto may be brought, after the second anniversary of the Closing Date. Notwithstanding the foregoing, actions for fraud or intentional misrepresentation may be brought without regard to any limitations on the survival of any underlying representations or warranties.

     Section 6.2 Indemnification.
                 ----------------

               The shareholders of the Company as of the Effective Time (the "Shareholders") shall indemnify GW and Parent, and GW and Parent shall indemnify the Shareholder Indemnified Persons, as set forth below:

                    (a) Subject to Section 6.1 and to this Section 6.2, the
               Shareholders hereby agree to indemnify and hold harmless GW and Parent and their directors, officers, employees, agents and Affiliates (collectively, the "GW Indemnified Persons") for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, disbursements and expenses (including any reasonable Legal Expenses) (collectively, "Losses") based upon, arising out of, asserted against, resulting from, imposed on, or otherwise in respect of (i) the breach of any representation or warranty of any of the Company contained in or made pursuant to this Agreement (notwithstanding anything to the contrary contained in this Agreement, to determine if there had been an inaccuracy or breach of a representation or warranty of the Company and the Losses arising from such inaccuracy or breach, such representation and warranty shall be read as if it were not qualified by materiality, including, without limitation, qualifications indicating accuracy in all material respects, or accuracy except to the extent the inaccuracy will not have a Material Adverse Effect), (ii) the breach by the Company of, or the failure by the Company to perform, any of the covenants or other agreements contained in this Agreement to be performed by the Company prior to or at the Closing, (iii) any uninsured liability arising out of or in connection with the accidents or incidents referred to on Schedule 2.2, and (iv) any Taxes owed in connection with the matters disclosed on Schedule 2.12(b) to the extent not included in the calculation of Final Working Capital.

                    (b) Subject to Section 6.1 and to this Section 6.2, GW and
               Parent hereby jointly and severally agree to indemnify and hold harmless the Shareholders, and the respective officers, directors, employees, agents and Affiliates of each of them (collectively, the "Shareholder Indemnified Persons"), for, from and against any Losses based upon, arising out of, asserted against, resulting from, imposed on, or otherwise in respect of
               (i) the breach of any representation or warranty of GW or Parent contained in or made pursuant to this Agreement, (ii) the breach by GW or Parent of, or failure by GW or Parent to perform, any of its covenants or other agreements contained in this Agreement, or
               (iii) any claims asserted against any of them as a guarantor of, or otherwise with respect to, any indebtedness or obligations of the Company.

                    (c) If any GW Indemnified Person, on the one hand, or any
               Shareholder Indemnified Person, on the other hand (the "Indemnified Person"), has a claim or potential claim or receives notice of any claim, potential claim or the commencement of any Action which could give rise to an obligation on the part of the Shareholders, on the one hand, or GW or Parent, on the other hand, other than a Third Party Indemnification Claim (as defined below), to provide indemnification (the "Indemnifying Party") pursuant to this Section 6.2, the Indemnified Person shall promptly give the Indemnifying Party notice thereof (the "Indemnification Claim"); provided, however, that the failure to give such prompt notice shall not prevent any Indemnified Person from being indemnified hereunder for any Losses, except to the extent that the failure to so promptly notify the Indemnifying Party, actually damages the Indemnifying Party.

                    (d) In the event of a claim, a potential claim or the
               commencement of any Action by a third party which could give rise to an obligation to provide indemnification pursuant to this
               Article VI, the Indemnified Person will give the Indemnifying Party prompt written notice thereof (the "Third Party Indemnification Claim"), but in any event not later than 15 calendar days after receipt of notice of such third party claim; provided, however, that the failure of the Indemnified Person to so notify the Indemnifying Party within such 15-day period shall not prevent any Indemnified Person from being indemnified for any Losses, except to the extent that the failure to so promptly notify the Indemnifying Party actually damages the Indemnifying Party or materially prejudices the Indemnifying Party's ability to defend against such claim.

                    (e) Any Indemnification Claim or Third Party Indemnification
               Claim shall describe the claim in reasonable detail. If the Indemnifying Party confirms in writing to the Indemnified Person within 15 days after receipt of the Third Party Indemnification Claim the Indemnifying Party's responsibility to indemnify and hold harmless the Indemnifying Party therefor and within such 15-day period demonstrates to the Indemnified Person's reasonable satisfaction that, as of such time, the Indemnifying Party has sufficient financial resources in order to indemnify for the full amount of any potential liability in connection with such claim, the Indemnifying Party may elect to compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, which counsel shall be reasonably satisfactory to the Indemnified Person, any Third Party Indemnification Claim. If the Indemnifying Party elects to compromise or defend any such third party claim, such Indemnifying Party shall within 15 days (or sooner, if the nature of the asserted third party claim so requires) notify the Indemnified Person of such Indemnifying Party's intent to do so, and the Indemnified Person shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, any such third party claim; provided, however, that (i) the Indemnified Person may, if such Indemnified Person so desires, employ counsel at such Indemnified Person's own expense to assist in the handling (but not control the defense) of any such third party claim, (ii) the Indemnifying Party shall keep the Indemnified Person advised of all material events with respect to any such third party claim, (iii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Person before ceasing to defend against such third party claim or entering into any settlement, adjustment or compromise of such third party claim involving injunctive or similar equitable relief being asserted against any Indemnified Person or any of its or his Affiliates and (iv) no Indemnifying Party will, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of any judgment in any pending or threatened action in respect of which indemnification may be sought hereunder (whether or not any such Indemnified Person is a party to such action), unless such settlement, compromise or consent by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such third party claim and includes an unconditional release of all such Indemnified Parties from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything contained herein to the contrary, the Indemnifying Party shall not be entitled to have sole control over (and if it, he or she so desires, the Indemnified Person shall have sole control over) the defense, settlement, adjustment or compromise of (i) any third party non-monetary claim that seeks an order, injunction or other equitable relief against any Indemnified Person or its Affiliates which, if successful, is reasonably likely to interfere with the business, assets, liabilities, obligations, prospects, financial condition or results of operations of the Indemnified Person or any of its Affiliates and (ii) any matter relating to Taxes of GW or any of its Affiliates. If the Indemnifying Party elects not to compromise or defend against the asserted liability, or fails to notify the Indemnified Person of its, his or her election as herein provided, the Indemnified Person may, at the Indemnifying Party's expense, pay, compromise or defend against such asserted liability. In connection with any defense of a third party claim (whether by the Indemnifying Parties or the Indemnified Parties), all of the parties shall, and shall cause their respective Affiliates to, cooperate in the defense or prosecution thereof and to in good faith retain and furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested by a party hereto in connection therewith.

                    (f) If any Indemnified Person becomes entitled to any
               indemnification from an Indemnifying Party pursuant to this Agreement, such indemnification payment shall be made in cash upon demand; provided, however, that if a GW Indemnified Person is the Indemnified Person, the amount owed shall be limited to, and the only available source of payment shall be the making of a corresponding reduction of, the amount of First Deferred Payment and/or Second Deferred Payment that has not yet become payable to the holders of Company Common Stock pursuant to Section 1.10, and the Shareholders and the members of the Shareholder Committee, individually or as a group, shall not have any personal liability for the payment of any indemnification obligations hereunder.

     Section 6.3 Directors and Officers.
                 -----------------------

               The Company, as the Surviving Corporation in the Merger, will observe any indemnification provisions now existing in the articles of incorporation or bylaws of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to the Effective Time (including, without limitation, to the extent indemnifiable under such provisions, indemnification with respect to matters relating to this Agreement and the Merger).

                                   ARTICLE VII
                                  Miscellaneous

     Section 7.1. Counterparts.
                  -------------

               This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 7.1, provided that receipt of copies of such counterparts is confirmed.

     Section 7.2. Governing Law; Arbitration.
                  --------------------------

               This Agreement shall for all purposes be governed by and interpreted in accordance with the laws of the State of California, without regard to any of its conflicts of laws provisions, as those laws are applied to contracts entered into and to be performed entirely in the State of California. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules") and, to the extent that it does not conflict with the Rules, the arbitration law of the State of California. There shall be one arbitrator named in accordance with the Rules. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be conducted in Los Angeles, California, but hearings may be held at any place designated by the arbitrator and approved by each party hereto. The parties acknowledge that the breach by any party of any of the provisions of Article V of this Agreement would not be fully compensable by money damages and that the arbitrator may award injunctive or other equitable relief to deal with any such breach. The arbitrator shall include in the award payment to the prevailing party of its attorneys' and expert fees and other expenses incurred in connection with the arbitration. The prevailing party shall also be entitled to attorneys fees and costs with respect to any civil court action or process necessary for an enforcement of an arbitration decision.

     Section 7.3. Entire Agreement; No Third Party Beneficiary.
                 ----------------------------------------------

               Except for the Confidentiality Agreement, this Agreement contains the entire agreement between the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged in and are superseded and canceled by, this Agreement. This Agreement is not intended to confer upon any Person not a party hereto (and their successors and assigns permitted hereby), other than the Indemnified Persons under Article VI, any rights or remedies hereunder.

     Section 7.4. Expenses.
                  --------

               Whether or not the Merger is consummated, all Legal Expenses, investment banking fees and all other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     Section 7.5. Notices.
                 ---------

               All notices and other communications hereunder shall be in writing and given by certified or registered mail, overnight delivery service such as Federal Express, telecopy (or like transmission) or personal delivery against receipt to the party to whom it is given at such party's address or telecopier number set forth below or such other address or telecopier number as such party may hereafter specify by notice to the other parties hereto given in accordance herewith. Any such notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by telecopy or like transmission, on the next business day when sent by overnight delivery service or five days after the date so mailed.

               If to the Company prior to the Effective Time:

                  Water Island, Inc.
                  2505 Boyd Avenue
                  Indianapolis, Indiana 46218
                  Fax:  317-767-1211
                  Attention:  James Neustel, President

                  with a copy to:

                  Leagre Chandler & Millard LLP
                  135 North Pennsylvania Street
                  Indianapolis, Indiana 46204-2415
                  Fax: 317-808-3100
                  Attention:  David Millard


                  If to the Company after the Effective Time:

                  Water Island Shareholder Committee
                  c/o Al Mitchel
                  Clifton Gunderson
                  203 West Clark Street
                  Champaign, Illinois  61820

                  with a copy to:

                  Leagre Chandler & Millard LLP
                  135 North Pennsylvania Street
                  Indianapolis, Indiana 46204-2415
                  Fax: 317-808-3100
                  Attention:  David Millard

                  If to GW or Parent:

                  GW Services, Inc. or Glacier Water Services, Inc.,
                   respectively
                  2651 La Mirada Drive, #100
                  Vista, CA 92081-8435
                  Fax:  760-560-0225
                  Attention:  Brian McInerney

                  with copies to:

                  Kayne Anderson Investment Management, Inc.
                  1800 Avenue of the Stars, Suite 200
                  Los Angeles, CA  90067
                  Fax: 310-284-6444
                  Attention:  David J. Shladovsky

                  and

                  Weissmann, Wolff, Bergman, Coleman, Grodin & Evall, LLP 9665 Wilshire Boulevard, Suite 900
                  Beverly Hills, CA  90212-2345
                  Fax:  310-550-7191
                  Attention:  Howard F. Hart

     Section 7.6. Successors and Assigns.
                 -----------------------

               This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party hereto may assign his, her or its rights or delegate his, her or its obligations, in whole or in part, under this Agreement without the prior written consent of the other parties hereto. GW may assign any or all of its rights and obligations under this Agreement to any of its Affiliates. Any assignment in violation of this Agreement shall be null and void ab initio.

     Section 7.7. Headings.
                 -----------

               The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

     Section 7.8. Amendments and Waivers.
                  ------------------------

               This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by any other parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

     Section 7.9. Interpretation; Absence of Presumption.
                  --------------------------------------

               (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires,
          (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits, and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions. Items or information may be disclosed in the Schedules hereto which the Company or the Principal Shareholders are not required to disclose under the Agreement; disclosure of such items or information shall not affect (directly or indirectly) the interpretation of the Agreement or the scope of the disclosure obligation under the Agreement. In addition, inclusion of such information herein shall not be construed as an admission that such information is "material" for any purpose.

               (b) With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

     Section 7.10. Severability.
                   ------------

               Any provision hereof which is invalid or unenforceable shall be ineffective only to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties shall attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

     Section 7.11. Specific Performance.
                   ----------------------

               Each of the parties hereto acknowledges that GW and the Parent would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements set forth in this Agreement were not performed by the Company in accordance with its terms and therefore the Company agrees that GW and the Parent shall be entitled to specific performance, injunctive and other equitable relief in addition to any other remedy to which they may be entitled at law or in equity (without the necessity of proving the inadequacy as a remedy of money damages).

     Section 7.12. Business Days.
                  --------------

               If any date provided for in this Agreement shall fall on a day which is not a Business Day, the date provided for shall be deemed to refer to the next Business Day.

     Section 7.13. Termination.
                  ------------

               (a) This Agreement may be terminated at any time prior to the Closing by (i) the written consent of all of the parties hereto or
          (ii) any party hereto, if the Closing has not occurred by the close of business on November 15, 2003; provided, however, that in the event of a termination under clause (ii) above, the Company, in the case of a termination by the Company, or GW or Parent, in the case of a termination by either such party, is not in material default hereunder at such time of termination.

               (b) In the event of termination of this Agreement pursuant to this Section 7.13 other than by the written consent of all parties, written notice thereof shall forthwith be given by the terminating party to the other parties hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of this Section 7.13 and of Sections 4.8 and 7.4 shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement occurring prior to such termination.

     Section 7.14. Legal Expenses.
                   -------------

               In any action or proceeding commenced to enforce this Agreement or any of the provisions hereof, or to obtain damages or other relief on account of the breach thereof (including without limitation redress for the improper reduction or set-off of an indemnification claim or other amount by GW or Parent against amounts payable under Section 1.10), the prevailing party in any such action or proceeding shall be entitled, in addition to any award or relief granted, to recover its Legal Expenses from the non-prevailing party or parties.

         IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.


                                        GW:

                                       GW MERGERCO, INC.



                                         By:/s/ Brian McInerney
                                            ---------------------------
                                        Brian McInerney, Chief Executive Officer



                                        PARENT:

                                        GLACIER WATER SERVICES, INC.


                                        By: /s/ Brian McInerney
                                             ---------------------------
                                        Brian McInerney, Chief Executive Officer




                                       THE COMPANY:

                                       WATER ISLAND, INC.



                                        By: /s/ James Neustel
                                            -----------------
                                        James Neustel, President

                                    EXHIBIT D

                                 PLAN OF MERGER

     THIS PLAN OF MERGER (this "Plan") is made and entered into as of the _____ day of __________, 2003, among and between GW MERGERCO, INC., an Indiana corporation ("GW"), GLACIER WATER SERVICES, INC., a Delaware corporation (the "Parent"), and WATER ISLAND, INC., an Indiana corporation (the "Company").

                                    RECITALS

A. In an Agreement and Plan of Merger, dated as of August 22, 2003 (the "Merger Agreement"), entered into by the parties, the parties have agreed to the merger of GW into the Company pursuant to the provisions of, and with the effect provided in, the Indiana Business Corporation law (the "IBCL").

B. The Merger Agreement and this Plan have been adopted and approved by the Board of Directors and the shareholders of the Company.

C. The Merger Agreement and this Plan have been adopted and approved by the Board of Directors of GW and by Parent as the sole shareholder of GW.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of and pursuant to the Merger Agreement, the parties hereto agree as follows:



                              Description Of Merger
         The Merger. Pursuant to the terms and provision of this Plan and in accordance with the Merger Agreement and the IBCL, GW shall merge with and into the Company (the "Merger").

         Surviving Corporation. The Company shall be the surviving corporation in the Merger (the "Surviving Corporation") and its corporate existence shall continue as the Surviving Corporation from and after the Effective Time (as defined below).

         Merging Corporation. GW shall be the merging corporation under the Merger and its corporate identity and existence, separate and apart from the Surviving Corporation, shall cease at the Effective Time.

         Effective Time. The Merger shall be effective immediately upon the filing Articles of Merger, to which this Plan will be attached, with the Indiana Secretary of State (the "Effective Time").



                                Effect Of Merger
         Surviving Corporation. The Surviving Corporation shall continue to be named "Water Island, Inc." after the Effective Time. The Articles of Incorporation and Bylaws of GW in effect immediately prior to the Effective Time shall be, respectively, the Articles of Incorporation and Bylaws of the Surviving Corporation from and after the Effective Time and until amended or repealed.

         Effect of the Merger. The Merger shall have all of the effects provided by the IBCL. The Surviving Corporation shall continue to exist from and after the Effective Time as a corporation under the IBCL and shall succeed to, possess and enjoy all the property, rights, privileges, immunities, powers, purposes and franchises, both of a public and a private nature, and be subject to all the restrictions, disabilities and duties, of GW and the Company, all in accordance with the IBCL.



                              Conversion Of Shares
         Company Common Shares. Each share of the common stock, no par value, of the Company (the "Company Common Shares") issued and outstanding immediately prior to the Effective Time, other than shares held by shareholders entitled to dissenters' rights under Chapter 44 of the IBCL, by virtue of the Merger and without any action on the part of the holder thereof, shall be canceled and retired and shall be converted into the right to receive the "Merger Consideration" as set forth in Section 3.2 below.

         Merger Consideration. Subject to the more detailed provisions of the Merger Agreement, each Company Common Share, other than any Dissenting Shares, shall entitle the holder to receive the following (the "Merger Consideration"):

                  Pursuant to Section 1.8 of the Merger Agreement, a copy of which section is included in Exhibit A attached hereto, and as of the Effective Time, cash in the amount determined by dividing $5,284,861 by the number of Company Common Shares issued and outstanding immediately preceding the Effective Time and as adjusted pursuant to Section 1.8 of the Merger Agreement; and

                  Any deferred payments and interest as calculated and payable pursuant to Sections 1.9 and 1.10 of the Merger Agreement, copies of which sections are included in Exhibit A attached hereto.

         Options and Rights. All rights to receive Company Common Shares pursuant to outstanding options or other rights, which rights have not been exercised as of the Effective Time, shall be canceled by virtue of the Merger.

         GW Shares. Each share of capital stock of GW issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one share of validly issued, fully paid and nonassessable common stock, without par value, of the Surviving Corporation.

         IN WITNESS WHEREOF, the parties hereto have executed this Plan of Merger as of the day and year first above written.

                                GW MERGERCO, INC.


                                            By________________________________


                               GLACIER WATER SERVICES, INC.


                                             By________________________________


                               WATER ISLAND, INC.


                                             By________________________________
         James Neustel, President

                                    EXHIBIT A

                        SECTIONS 1.8. 1.9 AND 1.10 OF THE
                          AGREEMENT AND PLAN OF MERGER

         Section 1.8.      Merger Consideration.

         (a) Prior to any adjustments thereto in accordance with the remainder of this Section 1.8, the amount of cash to be paid by Parent and/or the Surviving Corporation to the record holders of issued and outstanding shares of Company Common Stock for each of their shares held as of the Closing, excluding Dissenting Shares, upon surrender of the certificates for such shares, is the per-share amount determined by dividing $5,284,861 by the number of issued and outstanding shares of Company Common Stock as of the Closing (the "Preliminary Closing Merger Consideration"). The Preliminary Closing Merger Consideration shall be adjusted upward or downward as provided in the remainder of this
Section 1.8, and the resulting amount after such adjustments is the amount that Parent and/or the Surviving Corporation will pay to such holders of shares of Company Common Stock (excluding Dissenting Shares) upon surrender of their certificates for such shares at or after the Closing (the "Final Closing Merger Consideration").

         (b) At least five Business Days prior to the Closing Date, the Company shall deliver to Parent its good faith written estimate of the Closing Working Capital, which Parent shall have the right to approve in the good faith exercise of its judgment (the "Estimated Closing Working Capital"). The Company shall make available to Parent all work papers and other books and records utilized in preparing the Estimated Closing Working Capital and shall make available to Parent the appropriate personnel involved in the preparation of such estimate. The Preliminary Closing Merger Consideration (i) shall be decreased by the amount, if any, by which the Estimated Closing Working Capital is less than $500,000 (the "Estimated Deficiency"), or (ii) shall be increased by the amount, if any, by which the Estimated Closing Working Capital is greater than $500,000 (the "Estimated Excess"), (iii) in either case (an Estimated Deficiency or an Estimated Excess) divided by the number of issued and outstanding shares of Company Common Stock as of the Closing in order to arrive at the per-share adjustment amount to the Preliminary Closing Merger Consideration.

         (c) If as of the Closing the sum of (i) the Company's bank indebtedness plus (ii) the Company's remaining principal obligations to D.J. Leasing, Inc. to acquire ownership of the vending machines leased under its equipment lease with such corporation (including in such principal obligations the $400,000 option purchase price and the "principal" portion of the remaining monthly lease payments, but excluding an assumed interest component included in said monthly payments at an interest rate of seven percent (7%) per annum) (together, the "Company Debt") exceeds Four Million Four Hundred Thousand Dollars ($4,400,000) (the excess, if any, of the Company Debt over $4,400,000 is the "Excess Company Debt"), then the Preliminary Closing Merger Consideration shall be reduced by an amount calculated by dividing the Excess Company Debt by the number of issued and outstanding shares of Company Common Stock as of the Closing to arrive at the per-share adjustment to be made.

         Section 1.9.      Final Working Capital Adjustment.

         (a) As promptly as practicable, but in no event later than 15 days, after the Closing Date, the Shareholder Committee shall notify Parent in writing of its determination of Closing Working Capital (the "Company's Closing Schedule"), which determination shall set forth in reasonable detail the Shareholder Committee's calculation of Closing Working Capital. The Company's Closing Schedule shall also set forth, and explain in reasonable detail any differences between the Company's calculation of Closing Working Capital and the Estimated Closing Working Capital. A copy of all work papers and other books and records utilized in the preparation of the Company's Closing Schedule shall be made available to Parent at such time. Parent will notify the Shareholder Committee in writing (the "Working Capital Dispute Notice") within 45 days after receiving the Company's Closing Schedule if Parent disagrees with the Shareholder Committee's calculation of the Closing Working Capital as set forth in the Company's Closing Schedule, which notice shall set forth in reasonable detail the basis for such disagreement, the amounts involved and Parent's calculation of the Closing Working Capital. If no Working Capital Dispute Notice is received by the Shareholder Committee within such 45-day period, the Shareholder Committee's calculation of Closing Working Capital as set forth in the Company's Closing Schedule shall be final and binding upon the parties hereto. The Shareholder Committee and Parent will give each other and their representatives reasonable access during normal business hours to the personnel, books and records of the Surviving Corporation to assist the Shareholder Committee in the preparation of the Company's Closing Schedule and to assist Parent in the preparation of the Working Capital Dispute Notice.

         (b) Upon receipt by the Shareholder Committee of the Working Capital Dispute Notice, the Shareholder Committee and Parent shall negotiate in good faith to resolve any disagreement with respect to Closing Working Capital set forth in the Working Capital Dispute Notice. To the extent Parent and the Shareholder Committee are unable to agree with respect to Closing Working Capital within 10 days after receipt by the Shareholder Committee of the Working Capital Dispute Notice, Parent and the Shareholder Committee shall promptly select a mutually acceptable nationally recognized accounting firm with no material relationship to any of the parties hereto and submit their dispute to such accounting firm for a binding resolution. Closing Working Capital as agreed upon by the Shareholder Committee and Parent, as deemed agreed upon pursuant to the next-to-last sentence of Section 1.9(a) or as determined by such accounting firm, in accordance herewith, shall be termed the "Final Closing Working Capital". The fees and expenses of such accounting firm shall be paid by the party hereto whose determination of Closing Working Capital as initially submitted to such accounting firm is further away from the Final Closing Working Capital. If the responsible party in accordance with the foregoing sentence is the Shareholder Committee, such fees and expenses shall be deducted from the First Deferred Consideration or the Second Deferred Consideration, depending on the date of determination of such fees and expenses.

         (c) If the Final Closing Working Capital is greater than the Estimated Closing Working Capital, the First Deferred Payment to be paid pursuant to
Section 1.10(a) hereof shall be increased by an amount equal to such difference (the "Working Capital Excess"). If the Final Closing Working Capital is less than the Estimated Closing Working Capital, the First Deferred Payment to be paid pursuant to Section 1.10(a) hereof shall be reduced by an amount equal to such difference (the "Working Capital Deficiency").

         Section 1.10.     Deferred Payments.
                           -----------------

         (a) On the first anniversary of the Closing Date, Parent and/or the Surviving Corporation shall pay to the holders of record as of the Closing Date of issued and outstanding shares of Company Common Stock (excluding Dissenting Shares), but only so long as any holder shall have surrendered such holder's stock certificate thereof, and any amounts unpaid because any such certificates shall have not been so surrendered shall be paid subsequently upon surrender of such certificates, for each share of Company Common Stock then held by such holders (excluding Dissenting Shares), an amount equal to the First Deferred Payment (hereinafter defined) divided by the number of shares of Company Common Stock issued and outstanding as of the Closing. The "First Deferred Payment" will be the amount, if any, by which the sum of (i) $300,000 plus (ii) the Working Capital Excess (if any) determined pursuant to Section 1.9, plus (iii) the excess accrual for Taxes to be added pursuant to Section 4.14 (if any), exceeds the sum of (x) the Working Capital Deficiency (if any) determined pursuant to Section 1.9, plus (y) any amounts required to be deducted in accordance with Sections 1.9(b), 4.13 and 4.14 hereof, plus (z) any Losses (as defined in Section 6.2(a) hereof) for which the Shareholders are obligated to indemnify the Surviving Corporation or Parent in accordance with Section 6.2(a) hereof.

         (b) On the second anniversary of the Closing Date, Parent and/or the Surviving Corporation shall pay to the holders of record as of the Closing Date of issued and outstanding shares of Company Common Stock (excluding Dissenting Shares), but only so long as any holder shall have surrendered such holder's stock certificate thereof, and any amounts unpaid because any such certificates shall have not been so surrendered shall be paid subsequently upon surrender of such certificates, for each share of Company Common Stock then held by such holders (excluding Dissenting Shares), an amount equal to the Second Deferred Payment (hereinafter defined) divided by the number of shares of Company Common Stock issued and outstanding as of the Closing. The "Second Deferred Payment" will be the amount, if any, by which the sum of (i) $300,000, plus (ii) any Working Capital Excess determined pursuant to Section 1.9 not added to the First Deferred Payment, plus (iii) any excess accrual for Taxes to be added pursuant to Section 4.14 to the extent not added to the First Deferred Payment, exceeds the sum of (x) any Working Capital Deficiency determined pursuant to Section 1.9 to the extent not deducted in arriving at the amount of the First Deferred Payment, plus (y) any amounts required to be deducted in accordance with Sections 1.9(b), 4.13 and 4.14 hereof to the extent not deducted in arriving at the amount of the First Deferred Payment, plus (z) any Losses (as defined in Section 6.2(a) hereof) for which the Shareholders are obligated to indemnify the Surviving Corporation or Parent in accordance with Section 6.2(a) hereof to the extent not deducted in arriving at the amount of the First Deferred Payment.
(c) On each of the first and second anniversaries of the Closing Date, Parent and/or the Surviving Corporation shall pay interest on the sums paid to each of the former holders of Company Common Stock to whom payments are made under Sections 1.10(a) and 1.10(b) at the Applicable Rate, compounded annually, accruing from the Closing Date to the date of payment. The "Applicable Rate" is the annual rate of interest equal to the prevailing national "prime rate" of large U.S. commercial banks (i) as of the Closing Date during the first year following the Closing Date, and (ii) as of the first anniversary of the Closing Date during the second year following the Closing Date.

                                    EXHIBIT E

                   Principal Terms of Agreement Not To Compete

2. For a period of sixty (60) months immediately after the Effective Date of this Agreement, except as the Surviving Corporation may otherwise consent in writing, Shareholder will not, anywhere within the "Restricted Geographic Area" engage in a "Competing Business." For purposes of this Agreement, the term "Restricted Geographic Area" means and includes the following: (1) each and every county in which Water Island, Inc. was doing business immediately prior to its merger with and into G.W. Mergerco., Inc.; (2) each and every county that is contiguous to the counties described in subpart (1) of this paragraph; (3) each and every county in which Glacier Water Services, Inc. is doing business as of the Effective Date of this Agreement; and (4) each and every county that is contiguous to the counties described in subpart (3) of this paragraph. For purposes of this Agreement, the term "Competing Business" means a business that sells or provides vended water and is competitive with the Surviving Corporation and/or Glacier Water Services, Inc. For purposes of this paragraph, Shareholder shall not be in breach of this Agreement by reason of his or her beneficial ownership of less than one percent (1%) of a Competing Business's voting capital stock if (x) such Competing Business is publicly traded and (y) Shareholder does not control or influence the operation or management of such Competing Business.
3. For a period of sixty (60) months immediately after the Effective Date of this Agreement, except as the Surviving Corporation may otherwise consent in writing, Shareholder will not provide, sell, market or endeavor to provide, sell or market any "Competing Products/Services" to any of the "Customers of the Surviving Corporation," or otherwise solicit or communicate with any of the "Customers of the Surviving Corporation" for the purpose of selling, offering or providing any "Competing Products/Services." For purposes of this Agreement, the term "Competing Products/Services" means vended water products and/or services that are similar to and competitive with the vended water products and/or services offered by the Surviving Corporation. For purposes of this Agreement, the term "Customers of the Surviving Corporation" means any person or entity with which the Surviving Corporation or Water Island, Inc. has transacted for a license or other contractual right to operate a water vending machine on the customer's premises as of the Effective Date of this Agreement or at any time within the twelve (12) months immediately preceding the Effective Date of this Agreement.
4. For a period of sixty (60) months immediately after the Effective Date of this Agreement, except as the Surviving Corporation may otherwise consent in writing, Shareholder will not urge, induce or seek to induce any of the Surviving Corporation's independent contractors, subcontractors, consultants, vendors, suppliers, customers, licensors or business partners to terminate their relationship with, or representation of, the Surviving Corporation or to cancel, withdraw, reduce, limit or in any manner modify any of such person's or entity's business with, or representation of, the Surviving Corporation.
5. For a period of sixty (60) months immediately after the Effective Date of this Agreement, except as the Surviving Corporation may otherwise consent in writing, Shareholder will not solicit, recruit, hire, employ, attempt to hire or employ, or assist anyone in the recruitment, solicitation or hiring of, any person who is an employee of the Surviving Corporation, or otherwise urge, induce or seek to induce any person to terminate his/her employment with the Surviving Corporation.
6. As used in this Agreement, the term "Confidential Information" means any and all of the Surviving Corporation's and/or Water Island, Inc.'s trade secrets, confidential and proprietary information and all other information and data of the Surviving Corporation or Water Island, Inc. that is not generally known to third persons who could derive economic value from its use or disclosure, including, but not limited to, information pertaining to customers, marketing data, pricing data, information about prospective customers or prospective products and/or services, personnel information, business plans and financial information. For a period of sixty (60) months immediately after the Effective Date of this Agreement, except as the Surviving Corporation may otherwise consent in writing, Shareholder will not use or disclose to others any of the Confidential Information.
7. The parties acknowledge and agree that the restrictions contained herein are a reasonable and necessary protection of the immediate interests of the Surviving Corporation, GW and the Parent, and any violation of these restrictions would cause substantial injury to the Surviving Corporation, GW and the Parent and that GW and the Parent would not have entered into the Merger Agreement without receiving the additional consideration offered by Shareholder in binding himself/herself to these restrictions. In the event of a breach or a threatened breach by Shareholder or any affiliated entity of these restrictions, the Surviving Corporation, GW and/or the Parent shall be entitled to an injunction restraining Shareholder and any affiliated entity from such breach or threatened breach; provided, however, that the right to injunctive relief shall not be construed as prohibiting the Surviving Corporation, GW and/or the Parent from pursuing any other available legal and/or equitable remedies for such breach or threatened breach, including, without limitation, the recovery of money damages.
8. In the event Shareholder violates any of the restrictive covenants set forth in this Agreement, the duration of such restrictive covenant shall automatically be extended by the period of time Shareholder was in violation of such restrictive covenant.
9. Shareholder acknowledges and agrees that the restrictive covenants contained in this Agreement prohibit Shareholder from engaging in certain activities directly or indirectly, whether on Shareholder's own behalf or on behalf of any person or entity, and regardless the capacity in which Shareholder is acting, including without limitation, as an employee, independent contractor, owner, partner, officer, agent, consultant or advisor. 10. The covenants and restrictions set forth in this Agreement are separate and divisible, and to the extent any clause, portion or section of this Agreement is determined to be unenforceable or invalid for any reason, such unenforceability or invalidity shall not affect the enforceability or validity of the remainder of the Agreement. If any particular covenant, restriction, provision or clause of this Agreement is determined to be unreasonable or unenforceable for any reason, including, without limitation, the time period, geographic area and/or scope of activity covered by any non-competition or non-disclosure covenant, provision or clause, such covenant, provision or clause shall automatically be deemed reformed such that the contested covenant, provision or clause will have the closest effect permitted by applicable law to the original form and shall be given effect and enforced as so reformed to whatever extent would be reasonable or enforceable under applicable law. The parties agree that any Court interpreting any non-competition or non-disclosure provision of this Agreement shall have the authority, if necessary, to reform any such provision to make it enforceable under applicable law.
11. The Surviving Corporation shall have the right to assign this Agreement to any of its legal successors or to any person or entity that acquires substantially all of the assets of the Surviving Corporation. This Agreement shall inure to the benefit of, and may be enforced by, any and all successors and assigns of the Surviving Corporation, including, without limitation, by asset assignment, stock sale, merger, consolidation or other corporate reorganization. 12. This Agreement shall be governed and enforced in accordance with the laws of the State of Indiana, notwithstanding any state's choice-of-law rules to the contrary. This Agreement is intended, among other things, to supplement Shareholder's responsibilities and obligations under the Indiana Uniform Trade Secrets Act, as amended from time to time, and nothing herein is intended to abrogate any of Shareholder's responsibilities or obligations under such statute.
     Failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

                        Shareholder Committee Provisions

         Terms used in this Exhibit F as capitalized defined terms shall have the meanings ascribed to them in the Agreement and Plan of Merger to which this
Exhibit is attached.

         Authority and Responsibilities of Shareholder Committee. The Shareholder Committee and its members shall have full power and authority to take , and the responsibility for taking, the following actions as agent for the former Water Island shareholders who do not exercise dissenters' rights under Indiana law with respect to the Merger (the "Merger Shareholders"):

                  The Shareholder Committee may take any actions and resolve any issues arising subsequent to the Closing Date and relating to matters covered by the Agreement, including, without limiting the foregoing, the following:

                  any calculations or other actions required to comply with the provisions of Sections 1.9 and 1.10 of the Agreement, including, without limiting the foregoing, the following:

                         determining and calculating Closing Working Capital and
                    preparing the Company's Closing Schedule;

                                    if the Shareholder Committee receives a
                           Working Capital Dispute Notice, negotiating with Parent and GW in good faith to resolve any disagreement with respect to Closing Working Capital set forth in the Working Capital Dispute Notice;

                                    if the Shareholder Committee and Parent
                           and/or GW are unable to resolve the issues set forth in the Working Capital Dispute Notice within the timeframe set forth in Section 1.9(b), selecting a nationally recognized accounting firm to resolve the dispute in accordance with the provisions of Section 1.9(b) of the Agreement;

                                    determining whether there is a Working
                           Capital Excess or Working Capital Deficiency pursuant to Section 1.9 of the Agreement;

                                    calculating the amount of any deferred
                           payments to be paid to the Merger Shareholders pursuant to Section 1.10 of the Agreement and resolving any issues that would affect the amount payable to the Merger Shareholders pursuant to
                           Section 1.10 of the Agreement;

                                    determining and calculating the Applicable
                           Rate of any interest payable pursuant Section 1.10(c) of the Agreement; and

                         negotiating with Parent or GW as to any other matters
                    arising under the Agreement.

                         any issues relating to indemnification pursuant to
                    Article VI of the Agreement.

                  The Shareholder Committee shall make all other determinations relating to the Merger or the Agreement or affecting the Merger Shareholders in connection with the Merger or the Agreement.

                  The Shareholder Committee shall have full power and authority to take all other actions that it deems, in its sole discretion, necessary or advisable to carry out the matters contemplated by the Agreement, including, without limiting the foregoing, the following:

                  the employment of attorneys, accountants or other
                      professionals as reasonably required to perform its duties under the Agreement; and

                  instituting and/or defending lawsuits or other proceedings or the undertaking of other appropriate efforts to perform its duties in carrying out the terms and intent of the Agreement.

         Reimbursement of Expenses; No Duty to Advance Funds.

                  The Shareholder Committee shall not be entitled to any compensation for its services as the Shareholder Committee hereunder.

                  The Shareholder Committee is authorized to obtain reimbursement for itself and its individual members for out-of-pocket expenses reasonably incurred in the performance of its duties and responsibilities to the extent that amounts to cover such reimbursements are available from amounts that otherwise would be payable as the First Deferred Payment or the Second Deferred Payment under Section 1.10 of the Agreement.

                  Neither the Shareholder Committee nor any of its members shall have any obligation to personally advance funds in connection with the performance of any duties under the Agreement.

         Action by Shareholder Committee. The Shareholder Committee shall act collectively by majority action of those individuals then serving (if more than one person is then serving) or by the sole individual person then serving (if only one person is serving), and shall take all action in writing. For purposes of the Agreement, written actions signed by a majority of those persons then serving (or by the single person serving if only one person is then serving) shall be conclusive evidence of the valid action of the Shareholder Committee. In the event only one person remains willing and able to act hereunder as a member of the Shareholder Committee, said person shall designate an individual who is included in the Merger Shareholders to act as the Shareholder Committee in the event such remaining person is unable or unwilling in the future to act as the Shareholder Committee.

         Term of Existence. The authority of the Shareholder Committee hereunder shall expire on December 31, 2005, except that if any indemnification or other claims or issues arising under or in connection with the Agreement shall have come to the attention of the Shareholder Committee on or prior to December 31, 2005, the Shareholder Committee shall be authorized to continue to act with respect to such matters and its authority shall remain in effect with respect to such matters, until they are resolved.

         Standard of Conduct and Limitation of Liability. The Shareholder Committee shall make its decisions and takes its actions or inactions based on the Shareholder Committee's determination, in its sole and absolute discretion, of what is in the best interest of the Merger Shareholders under all the circumstances. The members of the Shareholder Committee shall be immune from any personal liability whatsoever with respect to actions or inactions taken or not taken on behalf of the Merger Shareholders except for affirmative actions taken in bad faith and for the intended personal benefit of the individual members of the Shareholder Committee at the expense of the other Merger Shareholders. In the event a claim is asserted against the Shareholder Committee or any of the members thereof in connection with any action or inaction taken or not taken by them as agent for the Merger Shareholders, they shall be entitled to full and complete indemnification to the maximum extent permitted under the articles of incorporation and bylaws of the Company in existence immediately prior to the Closing to the extent any funds are available for such indemnification from amounts otherwise payable to the Merger Shareholders under Section 1.10 of the Agreement.

The following Exhibits have been omitted from this filing:

         Exhibit B         -        Form of Letter of Transmittal
         Exhibit C         -        Form of Employment Agreement
         Exhibit E         -        Principal Terms of Agreement Not to Compete


All Schedules to the Agreement, which are identified in Sections 2.1, 2.2, 2.3, 2.4, 2.6, 2.10, 2.11 2.12, 2.13, 2.14, 2.15, 2.16, 2.17 and 4.1, have been omitted from this filing.


Omitted Exhibits and Schedules will be furnished supplementally to the Securities and Exchange Commission upon request.